                                    OFFICE LEASE

                              WESTLAKE BUSINESS PARK, LTD.
                             A CALIFORNIA LIMITED PARTNERSHIP

                                    AS LANDLORD,

                                       AND

                            WELLPOINT HEALTH NETWORKS INC.,
                               A DELAWARE CORPORATION

                                      AS TENANT


                              DATED AS OF DECEMBER 2, 1997

                           SUMMARY OF BASIC LEASE INFORMATION

     The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the office building ("Building") to be constructed on certain land which is located adjacent to 4553 La Tienda Drive, Thousand Oaks, California 91361. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.


TERMS OF LEASE

(References are to the Office Lease)    DESCRIPTION

      1.     Date:                       As of December 2, 1997

      2.     Landlord:                   Westlake Business Park, Ltd., a
                                         California limited partnership

      3.     Address of Landlord         9348 Civic Center Drive
             (Section 29.15):            Suite 400
                                         Beverly Hills, CA 90210
                                         Attention:  Mr. Ronald Binder

      4.     Tenant:                     WellPoint Health Networks Inc., a
                                         Delaware corporation

      5.     Address of Tenant           2155 Oxnard Street
             (Section 29.15)             Woodland Hills, CA 91367
                                         Attention:  John F. Siemon, Vice
                                         President Facilities Services
                                         and Property Management

      6.     Premises:                   The entire rentable square footage of
                                         the Building, which will be
                                         approximately 88,000 square feet of
                                         space in the aggregate.

      7.     Term (Article 2)

      7.1    Lease Term:                 From the Lease Commencement Date to
                                         December 31, 2019.

      7.2    Rent Commencement Date:     The Rent Commencement Date shall be
                                         the earlier of (a) the date that
                                         Tenant commences business operations
                                         in the Premises or (b) eighteen (18)
                                         months after Landlord obtains its
                                         financing commitment described in
                                         Section 1.3.1 of the Lease as such
                                         eighteen (18) month period is extended
                                         by any extensions allowed under
                                         Landlord's financing statement.

      7.3    Lease Expiration Date:      December 31, 2019.

      7.4    Lease Options:              Two (2) ten-year options to extend the
                                         Lease Term.

      8.     Base Rent (Article 3)       $101,200 per month adjusted every
                                         thirty (30) months as set forth in
                                         Exhibit E hereto.

      8.1    Option Terms:               Base Rent for the Option Terms shall
                                         be as set forth in Section 2.2.2 of
                                         the Lease.

      9.     Brokers (Section 29.20):    Representing WellPoint Health Networks
                                         Inc.

                                         Mr. Bruce F. Rutherford and
                                         Mr. John L. Vinnicombe
                                         LaSalle Partners Limited
                                         355 South Grand Avenue, Suite 4280
                                         Los Angeles, CA 90071

                                         Representing Westlake Business Park,
                                         Ltd.


                                         Mr. Ronald Binder and Mr. Michael
                                         Binder
                                         Binder Realty Company
                                         9348 Civic Center Drive, Suite 400
                                         Beverly Hills, CA 90210

                                   TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1    REAL PROPERTY, BUILDING AND PREMISES. . . . . . . . . . . . .  1

ARTICLE 2   LEASE TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 3   BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 4   ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 5   USE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 6   SERVICES AND UTILITIES. . . . . . . . . . . . . . . . . . . . .10

ARTICLE 7   REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE 8   CONDITIONS AND ALTERATIONS. . . . . . . . . . . . . . . . . . .13

ARTICLE 9   COVENANT AGAINST LIENS. . . . . . . . . . . . . . . . . . . . .15

ARTICLE 10        INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE 11        DAMAGE AND DESTRUCTION. . . . . . . . . . . . . . . . . .18

ARTICLE 12        NONWAIVER . . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE 13        CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE 14        ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . .22

ARTICLE 15        SURRENDER OF PREMISES; OWNERSHIP
                  AND REMOVAL OF TRADE FIXTURES . . . . . . . . . . . . . .24

ARTICLE 16        HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE 17        ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . .25

ARTICLE 18        SUBORDINATION . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE 19        DEFAULTS; REMEDIES. . . . . . . . . . . . . . . . . . . .25

ARTICLE 20        COVENANT OF QUIET ENJOYMENT . . . . . . . . . . . . . . .26

ARTICLE 21        FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . .28

ARTICLE 22        ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . .29

                                     iii


ARTICLE 23        SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . .29

ARTICLE 24        COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . .30

ARTICLE 25        LATE CHARGES. . . . . . . . . . . . . . . . . . . . . . .30

ARTICLE 26        LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. . .31

ARTICLE 27        ENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . .31

ARTICLE 28        TENANT PARKING AND HELISTOP . . . . . . . . . . . . . . .32

ARTICLE 29        MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . .32


EXHIBITS

     A     LEGAL DESCRIPTION OF LAND
     B     WORK LETTER
     C     FORM OF NOTICE OF LEASE TERMS
     D     FORM OF ESTOPPEL CERTIFICATE
     E     BASE RENT ADJUSTMENT

                                     OFFICE LEASE

     This Office Lease ("Office Lease"), includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between WESTLAKE BUSINESS PARK, LTD., a California limited partnership ("Landlord"), and WELLPOINT HEALTH NETWORKS INC., a Delaware corporation ("Tenant") (collectively, the "Parties" or individually, a "Party").


                                      ARTICLE 1


                         REAL PROPERTY, BUILDING AND PREMISES

     1.1 REAL PROPERTY, BUILDING AND PREMISES. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises set forth in Section 6 of the Summary (the "Premises"), which Premises will consist of the entire rentable square footage of the Building, as that term is defined in the Summary, together with the right to use any structures, facilities, fixtures, equipment, paving, surfacing, sewers, storm drains and other improvements and appurtenances thereof which may now or hereafter be located on the parcel of land (the "Land"), described in EXHIBIT A attached hereto, upon which the building (the "Building") containing the Premises is to be constructed along with the "Tenant Improvements" (as defined in the Work Letter attached hereto as EXHIBIT B). The Premises, Building, Tenant Improvements and the Land are hereafter collectively referred to as the "Real Property".

     1.2 VERIFICATION OF RENTABLE SQUARE FEET OF PREMISES AND BUILDING. The parties acknowledge and agree that there are 88,000 rentable square feet in the Building and agree to use such number in connection with this Lease regardless of any subsequent determination that the actual rentable square footage of the Building differs from such number.

     1.3 DELIVERY DELAYS. The date set forth below in this Section 1.3 with respect to the occurrence of certain events by specific dates, are subject to extensions of such specific dates to the extent such extensions qualify as "Force Majeure Delays" (as defined in Article 21 below).

          1.3.1 FINANCING. Landlord intends to obtain financing for the construction of the Tenant Improvements, as defined in Section 1 of the Work Letter, by January 15, 1998 subject to Tenant's confirmation, in writing, to Landlord that Tenant has waived its option to terminate this Lease pursuant to
Section 1.3.2 below due to Tenant's receipt of all necessary discretionary entitlements. If Tenant has not confirmed to Landlord that Tenant has waived its option to terminate this Lease pursuant to Section 1.3.2 below by February 15, 1998, Tenant and Landlord shall meet in good faith to discuss the circumstances surrounding such failure and, based on that discussion, Tenant and Landlord shall either agree to an extension of the February 15, 1998 date for such waiver, or terminate this Lease by delivery of written notice from either Party to the other not later than the close of business on February 20, 1998, and upon any such termination, neither Party shall have any further obligation or liability to the other Party hereunder; provided that Tenant may override and nullify Landlord's election to terminate under this Section 1.3.1 if Tenant elects to proceed under Section
2.1 of the Work Letter. Tenant shall not provide any guarantees, indemnifications or any other form of credit enhancement to Landlord's lender other than as may arise from Landlord's and Tenant's execution and delivery of the Lease. Tenant shall cooperate with Landlord and Landlord's efforts to cause the title insurance company issuing the lender's policy of title insurance to the lender that its deed of trust is senior to any mechanic's liens notwithstanding that such mechanic's liens are in fact a priority including an execution of reasonably necessary and appropriate indemnities, all subject to Tenant's rights under Section 2.1 of the Work Letter.

          1.3.2 ACQUISITION AND ENTITLEMENTS. Tenant intends to obtain all necessary discretionary entitlements for the operation of the Building ("Entitlements") by December 31, 1997. If the Entitlements have not been obtained, however, by the later of February 15, 1998 or forty-five (45) days following the date of a timely filing of an appeal with respect to the granting of, or the refusal to grant, the Entitlements, Landlord and Tenant shall have an option to terminate this Lease (subject to the override provisions of Section 1.3.1 above) by delivery of written notice to the other Party not later than five (5) business days following the occurrence of the within-described outside dates for obtaining the Entitlements, and upon any such termination, neither Party shall have any further obligation or liability to the other Party hereunder except as otherwise provided herein.

          1.3.3 STANDBY FEE. If the Tenant Improvements are not in a state of Substantial Completion, as defined in Section 3 of the Work Letter, within eighteen (18) months of Landlord's receipt of its financing commitment described in Section 1.3.1 above (as such eighteen (18) month period may be extended pursuant to Landlord's negotiations with its lender as described below) due to acts or omissions of Tenant, then Tenant shall pay Landlord's standby fee in an amount up to but not to exceed Three Hundred Sixty Thousand Dollars ($360,000.00) owed to Landlord's lender, if any (the "Standby Fee"). If the Tenant Improvements are not in a state of Substantial Completion by that date, which is eighteen (18) months from Landlord's receipt of its financing commitment because of Force Majeure Delays, then Tenant shall be responsible for fifty percent (50%) of the penalty owed to Landlord's lender pursuant to the terms of Landlord's financing commitment and Landlord shall pay the other fifty percent (50%). By way of illustration, if Landlord is unable to negotiate for a financing commitment of more than eighteen (18) months, and if the Tenant Improvements are in a state of Substantial Completion by the end of the twenty-first (21st) month following Landlord's receipt of its financing commitment, and if Landlord therefore owes an interest penalty to Landlord's lender of Seven Hundred Fifty Dollars ($750.00) per day, then each party would be responsible for the sum of Thirty-Three Thousand Seven Hundred Fifty Dollars ($33,750.00) for such three (3) month delay. Landlord shall use its best commercially reasonable efforts to negotiate for the longest period possible whereunder the financing commitment would survive, subject to an interest penalty; however, if the negotiated date for such outside extension is exceeded by reason of Force Majeure Delays, Tenant shall be responsible for its one-half (1/2) of the Standby Fee, with Tenant's obligations with respect to such fee not to exceed One Hundred Eighty Thousand Dollars ($180,000.00) in addition to its share of the accumulated interest penalties, if any.

                                   ARTICLE 2

                                  LEASE TERM

     2.l   INITIAL TERM  This Lease shall commence on the date hereof (the
"Lease Commencement Date") as set forth in Section 7.2 of the Summary, and shall expire on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, subject to the options set forth in Section 2.2. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. At any time within six (6) months following the Rent Commencement Date, Landlord may deliver to Tenant a notice in the form as set forth in EXHIBIT C, attached hereto, which notice Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof (provided that if said notice is not factually correct, Tenant shall make any necessary revisions prior to returning such notice to Landlord).

     2.2   OPTION TERMS.

          2.2.1 OPTION RIGHTS. Landlord hereby grants Tenant two (2) consecutive options to extend the Lease Term for the Premises for periods of ten
(10) years each (the "Option Terms"), which options shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of each of such notice and on the commencement of any such Option Term there is not an outstanding Event of Default, as defined in
Section 19.1 below, by Tenant. Upon the proper exercise of an option to extend, the Lease Term, as it then applies to the Premises, shall be extended for a period of ten (10) years, upon the same terms and conditions as this Lease including the Base Rent adjustment per EXHIBIT E, but subject to the Base Rent adjustment outlined in Section 2.2.2. below. The rights contained in this
Section 2.2 may only be exercised by Tenant or its "Affiliates" (as defined in Section 14.5 below).

          2.2.2  OPTION RENT.

               2.2.2.1 RENT. The monthly Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to ninety percent (90%) of the then current "fair market rental rate". Fair market rental rate ("FMRR") shall mean the base annual rental rate on a square foot basis at which, as of the date of the Option Notice, landlords and tenants are entering into leases for non-expansion, non-affiliated, non-subleased, non-encumbered, non-equity space comparable in size (based on the actual square footage of the Building, if remeasured during the initial term of this Lease by a space planner, designer or architect approved by Landlord and Tenant), location and quality to the Premises for a term of ten (10) years, which comparable space is located in other comparable buildings with general purpose office space and located in the Thousand Oaks/Westlake Village/Newbury Park/Conejo Valley area of Ventura County, California, of similar age, location and quality of initial construction (the ''Comparable Buildings") taking into consideration, and accounting for any relevant differences between the Building and the Comparable Buildings, including, but not limited to, the following, to the extent applicable:

          (a) Use, location, height, size and/or floor level(s) of the space in question;

          (b) The time the particular rental rate under consideration was agreed upon and became or is to become effective;

          (c) Abatement or free rent provisions reflecting free rent (with respect to base rental, operating expenses, real estate taxes and/or parking charges) or absence thereof during any period of the lease term, except as set forth below;

          (d) Inclusion (or absence) of parking charges in rental, and/or, subject to the terms of Article 28, below, the extent of associated parking rights and the cost thereof and the amount of parking available for use by the tenant;

          (e)    Lease takeovers/assumptions;

          (f)    Relocation/moving allowances;

          (g)    Space planning allowances;

          (h) Tenant improvement, refurbishment and/or repainting allowances, taking into consideration the condition of the premises at the time of determination;

          (i)    Any other concessions or inducements;

          (j) The base year or expense-stop, if any, applicable to such comparable space;

          (k) Any other adjustments (including by way of Consumer Price Index or other indexes) to base rental; and

          (l)    Term of lease.

Landlord and Tenant acknowledge and agree that the foregoing description of rent factors is intended to be utilized by the arbitrator selected pursuant to
Section 2.2.3.1 below to equitably adjust the base rental charged by landlords of Comparable Buildings so as to reflect as accurately as possible the rent charged for similar space, similarly situated, taking into account that Tenant may not require certain concessions such as relocation reimbursement, tenant improvement allowance and the like. To this end, such arbitrator shall (i) utilize, where possible, rents for Comparable Buildings based upon renewal tenants and premises that would require only such tenant improvements as would be reasonably required by Tenant to occupy such premises, and (ii) inquire of the owners of the Comparable Buildings how much, if at all, the rent for space in the Comparable Buildings would be adjusted if concessions that are inapplicable to Tenant were not granted to prospective tenants of the pertinent Comparable Building.

          2.2.3 EXERCISE OF OPTION. The options contained in this Section 2.2 shall be exercised by Tenant, if at all, by giving Landlord written notice of its intent to exercise the option ("Option Notice") not more than one (1) year nor less than nine (9) months before the expiration of the initial Lease Term or the initial Option Term, as applicable. Within thirty (30) days following Landlord's receipt of the Option Notice, Landlord and Tenant shall attempt to agree upon the FMRR. Absent an agreement in such period, the FMRR shall be determined as follows:

               2.2.3.1 Within twenty-one (21) days after the expiration of the 30-day mutual agreement period described above, Tenant and Landlord shall each appoint one arbitrator who shall by profession be a real estate broker, or appraiser who shall have been active during the then preceding five (5) year period in the leasing or appraisal of commercial buildings in the Thousand Oaks/Westlake Village/Newbury Park/Conejo Valley area, such as Comparable Buildings, exclusive of any broker from any brokerage firm then currently representing either party. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted FMRR is closest to the actual FMRR as determined by the arbitrators, taking into account the requirements of Section 2.2.2

               2.2.3.2 The two (2) arbitrators shall, within ten (10) days of the date of appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators.

               2.2.3.3 The three (3) arbitrators shall, within thirty (30) days after the appointment of the third arbitrator, reach a decision as to whether Landlord's or Tenant's submitted FMRR is the closest to the actual FMRR and shall use the closest of Landlord's or Tenant's submitted FMRR as the FMRR for purposes of calculating the Option Rent, and shall notify Landlord and Tenant thereof.

               2.2.3.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

               2.2.3.5 If either Landlord or Tenant fails to appoint an arbitrator as described in Section 2.2.3.1 above, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               2.2.3.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 2.2.3.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the Ventura County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted FMRR shall be used and shall notify Landlord and Tenant thereof.

               2.2.3.7 The costs and expenses associated with the arbitration shall be paid by the party whose amount is not selected by the arbitrators.

          2.2.4 Notwithstanding anything in this Lease to the contrary, the time when Tenant is required to extend the Lease pursuant to an option(s) shall not expire until the later of (i) the time set forth herein; or (ii) fifteen
(15) days after Landlord has given Tenant notice of when such time will expire or shall have expired.

                                    ARTICLE 3

                                    BASE RENT

     Tenant shall pay, without notice or demand, to Landlord at the address set forth in Section 3 of the Summary, or at such other place in the continental United States as Landlord may from time to time designate in writing, by check drawn upon a bank located in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly provided in this Lease. The Base Rent shall be adjusted during the initial Lease Term as set forth in EXHIBIT E. If any rental payment date (including the Rent Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4

                                 ADDITIONAL RENT

     4.1 ADDITIONAL RENT. All payments or charges (other than Base Rent) to be made by Tenant to Landlord as provided in this Lease, including without limitation late charges and interest, if any, shall be collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts payable to Landlord as Additional Rent shall be payable for the same periods and in the same manner and place as the Base Rent. Without limitation on other obligations which shall survive the expiration of the Lease Term, the obligations of Tenant and Landlord provided for in this Article 4 shall survive the expiration of the Lease Term. Further, as Additional Rent, Tenant shall pay the cost of, or reimburse the cost of, all insurance required to be provided pursuant to Section 10.3 of this Lease.

     4.2 TAX EXPENSES. "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which are allocable to a particular year of the Lease Term (without regard to any different fiscal year used by such governmental or municipal authority) in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. Upon written request from Tenant, or as Landlord otherwise so determines, Landlord shall apply for a reduction in Tax Expenses by filing for a Proposition 8 reduction unless, in Landlord's reasonable judgment, such application would be likely to result in an increase in Tax Expenses.

          4.2.1  Tax Expenses shall include, without limitation:

               (a) Any governmental tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

               (b) Any levies or charges for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants;

               (c) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included as of the date hereof within the definition of real property tax;

               (d) Any governmental assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, provided that the proceeds of such taxes remain local in their application; i.e., for the use of city, county or local agencies and not for the use and benefit of the state or federal government; and

               (e) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises, subject to the "Proposition 13" limitations set forth in Section 4.5 below.

          4.2.2 With respect to any assessment otherwise includable within Tax Expenses that may be levied against or upon the Real Property and that under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year, in each case utilizing the payment or installment method which will minimize the amount of Tax Expenses.

          4.2.3 If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed, or imposed upon Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Real Property shall be included within the term "Tax Expenses" except that the same shall not include any enhancement of said tax attributable to other income of Landlord.

          4.2.4 Subject to the provisions of this Lease any reasonable expenses reasonably incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included, to the extent Tax Expenses are reduced, in Tax Expenses in the year in which such expenses are paid.

          4.2.5 Tax refunds shall be deducted from Tax Expenses in the year to which the same are attributable.

          4.2.6 Subject to the terms of Section 4.5, below, if Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, such increase shall be included in Tax Expenses in the year to which such increase is attributable, and Tenant shall pay Landlord Tenant's Share of such increased Tax Expenses to the extent there exists an excess for such year.

          4.2.7 Notwithstanding anything to the contrary contained in this Lease, there shall be excluded from Tax Expenses all excess profits taxes, real estate transfer taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building).

     4.3 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days of Tenant's receipt of a reasonably detailed written demand accompanied by appropriate supporting evidence (but in any case at least ten (10) days prior to delinquency), for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when said taxes are required to be paid by Tenant and said taxes are measured by or reasonably attributable to the cost of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost of all leasehold improvements made in or to the Premises by or for Tenant.

     4.4 LANDLORD'S DIRECT OBLIGATIONS. In addition to Landlord Repair Items, described in Section 7.2 below, Landlord shall be solely responsible for, and pay without reimbursement from Tenant, the expenses of any financing, principal and interest, late charges and penalties on any loans, ground lease costs and the capital costs of any improvements to the foundation, exterior walls and structural integrity of the Building and any other improvements not mandated by governmental authorities which Landlord elects to make to the Building in Landlord's sole discretion, unless such improvements are necessitated by Tenant's acts or omissions.

     4.5 PROPOSITION 13; LANDLORD'S IMPROVEMENTS. Notwithstanding anything to the contrary contained in this Lease, in the event that (a) any sale or change in ownership of the Real Property and/or the Building or any part thereof or interest therein, is consummated, or (b) Landlord makes any improvements to the Building or Premises, and as a direct or indirect result of either events, the Real Property and/or the Building or any part thereof or interest therein is reassessed for real estate tax purposes by the appropriate governmental authority, including pursuant to the terms of Proposition 13, Tenant shall not be responsible for any resulting increase in Tax Expenses. As used above, the term "change of ownership" shall include all transfers of interests in the Building or the

Real Property or in any entity having a direct or indirect interest in the Real Property and/or the Building.

     4.6 PURSUIT OF CLAIM FOR REDUCTION OF TAX EXPENSES. After written request (the "Tax Notice") by Tenant, at Landlord's option, either (a) Landlord shall diligently pursue claims for reductions in the Tax Expenses of the Building or any part thereof, in which event Landlord shall provide Tenant with detailed information as to how Landlord will pursue such claims, (b) Tenant may pursue such claims with Landlord's concurrence, in the name of Landlord, or
(c) Tenant may pursue such claims in the name of Landlord without Landlord's concurrence. In the event that Landlord does not elect either item (a) or (b), above, within thirty (30) days of receipt of the Tax Notice, Tenant shall thereafter have the right to pursue such claims under item (c), above. If Landlord either agrees to pursue such claims or concurs in the decision to pursue such claims but elects to have them pursued by Tenant, the reasonable cost of such proceedings shall be paid by Landlord and included in Tax Expenses in the year such expenses are paid. If Tenant pursues such claims without obtaining Landlord's concurrence and such contest is successful, then the cost of such proceedings, but in no event more than the cumulative tax savings achieved, shall be considered Additional Rent in the year such expenses are paid, and Landlord shall pay or reimburse to Tenant such cost or Tenant may deduct such costs from the next installment of Additional Rent. Tenant may give a Tax Notice prior to the issuance of the actual tax bill by the taxing authority or receipt by Tenant of a billing from Landlord for Tenant's share thereof.

     4.7 TRIPLE NET LEASE. This Lease shall constitute a "triple net" lease, it being understood and agreed that except as otherwise expressly provided herein, Tenant shall pay all costs and expenses incurred in the operation, management, repair, and maintenance of the Premises from and after the Rent Commencement Date until the expiration or earlier termination of this Lease, except as specifically provided herein.

                                    ARTICLE 5

                                 USE OF PREMISES

     5.1 PERMITTED USE. Tenant shall use the Premises for general office purposes, food service for Tenant's employees and for other purposes ancillary thereto and consistent therewith and for any other legally permitted purpose.

     5.2 PROHIBITED USES. Tenant shall not use the Premises or any part thereof for any use or purpose contrary to the provisions of that certain Declaration of the Covenants, Conditions and Restrictions, of Westlake Industrial Park, Los Angeles County, California, recorded on June 1, 1967 as Instrument No. 4072, Official Records of Los Angeles County, California (also recorded on November 8, 1967 as Instrument No. 50813, Official Records of Ventura County, California); that certain First Amendment of Declaration of the Covenants, Conditions and Restrictions of Westlake Industrial Park recorded on June 26, 1968 as Instrument No. 3057, Official Records of Ventura County, California; and, that certain Notice of Addition of Real Property to Declaration of the Covenants, Conditions and Restrictions of Westlake Industrial Park recorded on February 5, 1969 as Instrument No. 6188, Official Records of Ventura County, California (collectively, the "CC&Rs").

Tenant shall comply with all other recorded covenants, conditions and restrictions now or (so long as no negative impact affects the Premises or Tenant's occupancy of the Premises) hereafter affecting the Premises. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, treatment, manufacture or sale of "Hazardous Material" as that term is defined in Section 29.22 of this Lease, other than as may be permitted by, and used in accordance with, all applicable laws, regulations and ordinances pertaining to the Premises.

                                   ARTICLE 6

                            SERVICES AND UTILITIES

     6.1 IN GENERAL. Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air conditioning, electricity, water, telephone, janitorial, landscaping, refuse collection and security services. Tenant shall either (a) contract with a first-class management entity with experience managing similar properties to manage the Real Property, and Tenant shall pay for all such expenses on a direct basis, or
(b) manage the Premises directly.

     6.2 INTERRUPTION OF USE. Except as provided in Section 6.4, below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure of Tenant to receive any service (including telephone and telecommunication services) or utility for any reason whatsoever, or for any diminution in the quality or quantity thereof, and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except if Landlord is responsible for such failure or except as provided in this Lease to the contrary. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental or any such failure of Tenant to receive any services or utilities except if Landlord is responsible for such failure.

     6.3 NO OBLIGATION. Landlord shall have no obligation to provide any services or utilities to the Premises including, but not limited to heating, ventilation and air conditioning, electricity, water, telephone, janitorial and security services.

     6.4 MANDATORY GOVERNMENTAL CONTROLS. If any governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code and imposes mandatory controls on Landlord or the Real Property or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the provision of any other utility or service provided with respect to this Lease or if Landlord is required to make alterations to the Building or any other part in order to comply with such mandatory controls or guidelines (which compliance shall be subject to the terms of Article 7 of this Lease), then Landlord shall comply with such mandatory controls or make such alterations to the Building or any other part of the Real Property related thereto without creating any liability of Landlord to Tenant under this Lease, provided that Tenant shall promptly reimburse Landlord for "Tenant's Portion" (as defined in Section 7.1.1 below) of the costs of such compliance or alterations, unless such compliance or alterations are required as a result of a change in Tenant's use of the Premises (in which case Tenant shall reimburse Landlord for the entire cost thereof), so long as Tenant's use and occupancy of the Premises are not adversely impacted and provided further that Landlord shall use reasonable efforts to minimize the impact of such compliance and alterations on Tenant's use and occupancy of the Premises, unless such alterations are required as a result of Tenant's use of the Premises (in which case Tenant shall bear the cost thereof). Such compliance and the making of such permitted alterations shall not entitle
Tenant to any damages, relieve Tenant of the obligation to pay the Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant; provided, however, that if the Premises are not reasonably suitable for the normal conduct of Tenant's business, then there shall be an equitable adjustment to the Rent. Tenant agrees to pay "Tenant's Portion" (as defined in Section 7.1.1 below) of Landlord's costs of complying with such mandatory controls and the cost of any alterations constructed by Landlord as a result thereof.

                                   ARTICLE 7

                                    REPAIRS

     7.1   TENANT'S OBLIGATIONS.

          7.1.1  TENANT REQUIRED ACTIONS. Subject to the provisions of
Section 7.2 and Articles 11 and 13 of this Lease, Tenant shall, at all times during the Lease Term and at Tenant's sole cost and expense, operate, keep and maintain the Premises in good order and repair and in good working order and condition, and as necessary, repair, restore, replace, and make any capital improvements to the Premises (collectively, the "Tenant Required Actions"), including, but not limited to (a) the structural portions of the Building (excluding the structural skeleton of the Building described as "Landlord Repair Items" in Section 7.2 below), including the ceilings, floor surface, interior walls and wall covering, shafts, stairs, parking areas, stairwells, elevator cabs, washrooms, and Building mechanical, electrical and telephone closets (collectively, "Building Structure"), and (b) the Building mechanical, electrical, life safety, plumbing, sprinkler systems, and heating, ventilation and air conditioning systems (the "Building Systems"), including any items of the Building Structure or Building Systems included in the "Tenant Improvements" or "Alterations", as those terms are defined in Article 8 below (collectively, the "Tenant Maintenance Items"). All repairs and maintenance of the Premises by Tenant as required under the Lease shall be performed in a good and safe manner by contractors and other personnel reasonably approved by Landlord, and in compliance with the provisions of Article 8 below. Tenant shall also be obligated to pay "Tenant's Portion" of the following costs: the cost of any capital improvements (i) made by Landlord, subject to Tenant's consent not to be unreasonably withheld or delayed, which are intended as a labor saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof, but "Tenant's Portion" shall be limited to the actual savings derived therefrom; or (ii) made to all or any portion of the Premises, after the Rent Commencement Date which are required under any governmental law or regulation which was not applicable as of the date of the execution of this Lease; provided, however that "Tenant's Portion" shall be that percentage of the cost thereof which is determined by dividing the number of months remaining in the Lease Term (excluding the Option Term(s) unless such option(s) have been exercised) by the number of months in the useful life of such capital repair or improvement, as such useful life is specified pursuant to federal income tax regulations or guidelines for depreciation thereof. The percentage of Tenant's Portion determined by dividing the number of months remaining in the initial Lease
Term or, if applicable, any Option Term (if exercised), by the number of months in the useful life of such capital repair or improvement shall be reimbursed by Tenant immediately upon determination of the cost in question.
If Tenant subsequently exercises an Option Term, Tenant shall immediately reimburse Landlord the percentage of Tenant's Portion pertaining to the duration of such Option Term and so forth for any additional Option Term. Any amounts for which Tenant is responsible hereunder will be paid by Tenant when incurred or, in Landlord's sole discretion, amortized, together with interest on such amount at the Interest Rate, over the remainder of the initial Lease Term or the applicable Option Term, as the case may be, and added to Base
Rent otherwise due Landlord hereunder.

          7.1.2 MAINTENANCE CONTRACTS. As a part of Tenant's Required Actions, Tenant shall, at Tenant's sole cost and expense, maintain contracts for the inspection, maintenance and service of the (a) heating, air conditioning and ventilation equipment, (b) boiler, fired or unfired pressure vessels, (c) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, and (d) electrical systems.

     7.2 LANDLORD'S OBLIGATIONS. It is intended by the parties that Landlord have no obligation, in any manner whatsoever, to take any of the Tenant Required Actions with respect to the Premises, except as set forth in this Section 7.2. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises. Notwithstanding the foregoing, from and after the Rent Commencement Date, Landlord shall, at Landlord's sole cost and expense, repair and maintain the structural skeleton of the Building consisting of the foundation, exterior walls and roof structure (excluding the roof membrane) ("Landlord Repair Items").

     7.3 TENANT'S RIGHT TO MAKE REPAIRS. If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to the Landlord Repair Items, and Landlord fails to provide or commence to provide (and thereafter diligently proceed with such efforts to completion), such action as required by the terms of this Lease within ten (10) days after receipt of such written notice (or such lesser period of time as may be applicable in the event of an emergency), Tenant may proceed to take the required action upon delivery of an additional five (5) business day notice to Landlord (or within the applicable and appropriate time period based on an emergency) specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to either (a) prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest at the Interest Rate, as defined in Article 25 below, during the period from the date Tenant incurs such costs and expenses until such time as payment is made by Landlord, or (b) deduct the reasonable costs and expenses incurred by Tenant in taking such action from the next installment of Base Rent thereafter due.

                                   ARTICLE 8

                          CONDITIONS AND ALTERATIONS

     8.1 CONSTRUCTION OF TENANT IMPROVEMENTS. Tenant shall have the obligation to construct the Building (collectively, "Tenant Improvements") in accordance with plans developed by Tenant (and reasonably approved by Landlord) and the terms and conditions set forth in the work letter ("Work Letter") attached hereto as EXHIBIT B. The Work Letter shall set forth the preparation, review and approval mechanisms for conceptual engineering plans, site work plans and construction drawings.

     8.2 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may, without the need to obtain the consent or approval of Landlord, make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") desired by Tenant which do not create a Design Problem, and which do not result in an expenditure by Tenant for Alterations in excess of $300,000, cumulatively, for any six (6) month period of the Lease Term, by providing Landlord with written notice not less than ten (10) business days prior to the commencement thereof. For purposes of this Lease, "Design Problem" shall mean any alteration, repair, modification, or improvement by Tenant which (a) materially and adversely affects the Building Systems or Building Structure, including the structural skeleton of the Building described in Section 7.2, (b) is not in compliance with applicable laws, (c) affects the exterior appearance of the Building or (d) will materially decrease the value of the Building or materially diminish the ability of Landlord to relet the Premises. Tenant may not make any Alteration which would create a Design Problem or which exceeds such $300,000 in six (6) month limitation (collectively, "Consent Alterations"), without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed by Landlord and shall state whether the Consent Alterations must be removed on termination of the Lease. In the event Tenant proposes to make a Consent Alteration, Tenant's notice regarding the proposed Alteration shall include a set of the field-grade plans and specifications for the Consent Alterations. Landlord shall grant or withhold its consent to any Consent Alterations within ten (10) business days of receipt of Tenant's notice; Landlord's failure to respond within three (3) business days of a second notice given after such ten (10) business day period shall be deemed to evidence Landlord's approval with respect to the same. The construction of the Tenant Improvements shall be governed by the terms of the Work Letter, not by the terms of this Section 8.2. Tenant shall pay for all of Landlord's reasonable, competitive out-of-pocket costs incurred in the evaluation of the plans and specifications, including, but not limited to, Landlord's general contractor's, architect's and engineer's fees. Minor change orders to Alterations shall not require Landlord's consent thereto.

     8.3 MANNER OF CONSTRUCTION. In connection with the making of Alterations, except for minor or purely cosmetic Alterations such as painting or replacement of wall covering ("Finish Work"), Tenant shall utilize only contractors and subcontractors who normally and regularly perform similar work in Comparable Buildings, or which have been otherwise approved by Landlord, which approval shall not be unreasonably withheld or delayed. Subject to the terms of Article 24, below, Tenant shall construct all Alterations in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and, when required pursuant to applicable law, pursuant to a valid building permit issued by the City of Thousand Oaks. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of Ventura County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and, except as to Finish Work, Tenant shall deliver to Landlord a reproducible copy of the construction set of drawings of the Alterations (or, at Tenant's election, a copy of the final working drawings for such Alterations, with field changes shown thereon) within thirty (30) days following completion thereof.

     8.4 CONSTRUCTION INSURANCE. Prior to the commencement of any Alteration, Tenant shall provide Landlord with reasonable evidence that Tenant carries "Builder's All Risk" insurance in a commercially reasonable amount given the scope of such Alterations, covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, unless the contractor is regionally recognized for performing work of the highest quality, is considered "bondable" by reputable bonding companies acceptable to Landlord and is adequately insured, as determined by Landlord.

     8.5 LANDLORD'S PROPERTY. Subject to the terms of this Lease, all Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant shall have the right to remove all trade fixtures and any such Alterations, improvements, fixtures and/or equipment, together with any non-affixed equipment, machinery and personal property in the Premises, provided Tenant repairs any damage to the Premises and Building caused by such removal. Upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant, require Tenant at Tenant's expense to remove any alterations with respect to which Landlord designated, in its approval of the Alterations, that the same are to be removed at the end of the Lease Term, and repair any damage to the Premises and Building caused by such removal, and leave the Premises in a broom-clean condition. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alteration, after notice to Tenant from Landlord, and a reasonable opportunity (based on the then current circumstances) for Tenant to complete such removal and/or repair, Landlord may do so and may charge the cost thereof to Tenant.

                                   ARTICLE 9

                            COVENANT AGAINST LIENS

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises customary notices of non-responsibility which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any such lien, Tenant covenants and agrees to cause it to be immediately released and removed of record by bond or otherwise within twenty
(20) business days after notice by Landlord, and if Tenant shall fail to do so Landlord, at its sole option, may, after an additional five (5) business days notice to Tenant, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien, shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days of receipt of an invoice therefor.

                                 ARTICLE 10

                                 INSURANCE

     10.1  INDEMNIFICATION AND WAIVER.

          10.1.1 TENANT'S INDEMNITY. Tenant shall indemnify, defend, protect and hold harmless Landlord and Landlord Parties (as defined in Section 29.22.5) from any and all claims, loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Claims") incurred in connection with or arising from (a) any cause in or on the Premises during the Lease Term or any holdover period and (b) subject to the terms of Section 10.1.3 below, any acts or omissions or willful misconduct of Tenant or any person claiming by, through or under Tenant, its partners, and their respective officers, agents, servants or employees of Tenant or any such person (collectively, "Tenant Parties"), in or on or about the Premises or the Real Property during the Lease Term, provided the terms of the foregoing indemnity shall not apply to the extent such Claims arise from the negligence or willful misconduct of the Landlord Parties in connection with the Landlord Parties' activities in, on or about the Real Property, including the Premises.

          10.1.2 LANDLORD'S INDEMNITY. Landlord shall indemnify, defend, protect, and hold harmless Tenant and Tenant Parties from any Claims incurred in connection with or arising from (a) any breach of the terms of this Lease, and
(b) subject to the terms of Section 10.1.3 below, any acts or omissions or willful misconduct of any of the Landlord or Landlord Parties in, on, or about the Premises (subject to the terms of Section 10.1.1, above) or the Real Property during the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the extent such Claims arise from the negligence or willful misconduct of the Tenant Parties in connection with the Tenant Parties' activities in, on, or about the Real Property.

          10.1.3 WAIVER OF CONSEQUENTIAL DAMAGES. Notwithstanding any contrary provision of this Lease, neither Landlord nor Tenant shall be liable to the other party for any special, indirect or consequential damages, including, but not limited to, claims for loss of use, anticipated or lost profits or business opportunity, market-based stigma damages or business interruption or mental or emotional distress or fear of injury or disease (collectively, "Consequential Damages") for a breach or default under this Lease.

          10.1.4 GENERAL TERMS. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     10.2 LANDLORD'S INSURANCE. At all times throughout the Lease Term, Landlord shall maintain, at its sole cost and expense, the coverage described in
Section 10.2.1 below.

          10.2.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage covering the Real Property, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and covering the performance by Landlord of the indemnity agreements set forth in Section 10.1 of this Lease, with a minimum combined single limit of Five Million and no/100 Dollars ($5,000,000.00) per occurrence and in the aggregate.

     10.3 OTHER INSURANCE. Tenant shall have the option from time to time to determine whether Tenant, Landlord or another third party entity (the "Insuring Party") will acquire at all times through the Lease Term the following insurance coverages in the following amounts at Tenant's sole cost and expense either paid directly by Tenant or through reimbursement pursuant to Section 4.3 above.

          10.3.1 "All-Risk" insurance insuring the Building against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, earthquake damage, and flood damage (if reasonably required by Lender). Such coverage shall be written for one hundred percent (100%) of the replacement cost value of the Building. Such insurance coverage shall name Landlord as the additional insured, and shall name the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Real Property and/or the ground or underlying lessors of the Real Property, or any portion thereof as loss payees thereunder. Upon inquiry by Landlord, from time to time, Tenant shall inform Landlord of all such insurance carried by Tenant. Tenant shall, at Tenant's expense, comply as to the Premises with all customary insurance company requirements pertaining to the use of the Premises to the extent consistent with the insurance company requirements imposed at the Comparable Buildings. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall cease such conduct or use. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National
Board of Fire Underwriters) and with any similar body to the extent consistent with the rules, orders, regulations or requirements imposed at the Comparable Buildings.

          10.3.2 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations or use of the Real Property, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and covering the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, with a minimum combined single limit of Five Million and no/100 Dollars ($5,000,000.00) per occurrence and in the aggregate.

          10.3.3 Rental reimbursement coverage insuring Landlord against the loss of a minimum of one (1) year's Base Rent, Tax Expenses and insurance premiums. Landlord may require Tenant to increase such coverage by an additional year, provided Landlord pays Tenant for the cost of such excess coverage.

     10.4 TENANT'S INSURANCE. At all times throughout the Lease Term, Tenant shall maintain, at its sole cost and expense, the following coverages in the following amounts.

          10.4.1 "All-Risk" Insurance, with commercially reasonable deductibles, covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, excluding the Tenant Improvements, and (ii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written for the full replacement cost value of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and may include, at Tenant's sole option, a vandalism and malicious mischief endorsement, and sprinkler leakage coverage.

          10.4.2 Worker's compensation for the benefit of Tenant's employees, to the extent required by law.

     10.5 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant and Landlord under this Lease shall in no event limit the liability of Tenant and Landlord under this Lease. Each party's insurance shall
(a) name the other party (including, as to Landlord, the "Lender," as described in Article 18 below), as an additional insured; (b) specifically cover the indemnity obligations set forth in Section 10.1 of this Lease; (c) be issued by an insurance company having a rating of not less than A-/VIII in Best's Insurance Guide; (d) be primary insurance as to all claims thereunder, not excess and non-contributory; (e) contain a cross-liability endorsement or severability of interest clause acceptable to the named party; and (f) be written on an occurrence basis. Each party shall cause its insurance carrier to provide that said insurance carrier shall give thirty (30) days prior written notice to the other party and any mortgagee or ground or underlying lessor of Landlord prior to the date said insurance is canceled. The parties agree that they may satisfy their insurance requirements herein with a "blanket" or "umbrella" insurance policy covering the Premises and other premises of such party. Each party shall deliver to the other party policies or certificates thereof reflecting the required insurance coverages on or before the Lease

Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event either party shall fail to procure such insurance, or to deliver such policies or certificate at least thirty (30) days before the expiration dates thereof, the other party may at its option, if such failure continues for ten (10) business days following written notice to the other party, procure such policies for account of the party delivering notice, and the cost thereof shall be paid to Landlord as Additional Rent, if the defaulting party is Tenant, or paid to Tenant within thirty (30) days after delivery to Landlord of bills therefor, if the defaulting party if Landlord.

     10.6 SUBROGATION. Landlord and Tenant hereby waive any right that either may have against the other and against Tenant Parties and Landlord Parties, respectively, on account of any loss or damage to their respective property to the extent such loss or damage is insurable under the types of policies of insurance set forth in Sections 10.2 and 10.3 above. Landlord and Tenant agree to have their respective insurance companies issuing insurance waive any rights of subrogation to the extent the insured has waived rights pursuant to this Section.

     10.7 SELF-INSURANCE. Tenant shall have the right to self-insure the insurance described in Sections 10.3.1, 10.3.3, 10.4.1 and 10.4.2, only during the period that Tenant maintains at least a Standard & Poor BBB-rating. If Tenant's Standard & Poor rating falls below a BBB- rating, Tenant shall, within ten (10) days from its having been notified of such change in its rating, notify Landlord and the then current holder of the first deed of trust, if any, encumbering the Premises, of such rating adjustment. If Tenant self-insures, then Tenant shall (a) be responsible for, assume all liability for, and release and waive all right of recovery against Landlord and the Landlord's Indemnitees for, the cost of any loss or claim to the extent that such loss or claim would have been covered by the insurance that Tenant would otherwise be required to maintain hereunder, and (b) pay all amounts on behalf of Landlord and the Landlord's Indemnitees (and waive, release, protect, indemnify, defend and hold harmless Landlord and the Landlord's Indemnitees from and against) all costs, expenses, damages, claims and law suits incurred by Landlord (and the Landlord's Indemnitees) which would have been payable or insured against by a hypothetical third-party insurer for the benefit of Tenant and/or Landlord (and the Landlord's Indemnitees) had Tenant maintained the insurance required under such Sections 10.3.1, 10.3.3, 10.4.1 and 10.4.2, and had Landlord (and/or the Landlord's Indemnitees) been named as an additional insured, as applicable, with deemed full waiver of subrogation in favor of Landlord (and the Landlord's Indemnitees); and with no deductible amount applicable to such policy.

                                   ARTICLE 11

                            DAMAGE AND DESTRUCTION

     11.1  DEFINITIONS.

          11.1.1 "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than fifty percent (50%) of the fair market value of the Premises immediately prior to such damage or destruction.

          11.1.2 "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the Premises immediately prior to such damage or destruction.

          11.1.3 "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in
Article 10.

     11.2 PARTIAL DAMAGE--INSURED LOSS. Subject to the provisions of Sections 11.4, 11.5 and 11.6, if at any time during the Lease Term there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Landlord shall, at Landlord's sole cost, repair such damage, and restore the Premises and improvements to the condition existing prior to the damage or destruction, as soon as reasonably possible and this Lease shall continue in full force and effect.

     11.3  PARTIAL DAMAGE--UNINSURED LOSS.  Subject to the provisions of
Section 11.4 and 11.5 and 11.6, if at any time during the Lease Term there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense to the extent such repairs are not covered by insurance to be provided under this Lease), Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease. Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice with such 10 day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

     11.4 TOTAL DESTRUCTION. If at any time during the Lease Term, there is damage, whether or not an Insured Loss (including the destruction required by an authorized public authority) which falls into the classification of Premises Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

     11.5  DAMAGE NEAR END OF TERM.

          11.5.1 If at any time during the last twelve (12) months of the Lease Term there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within 30 days after the date of occurrence of such damage.

          11.5.2 Notwithstanding Section 11.5.1, in the event that Tenant has an option to extend this Lease and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all not later than 20 days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last twelve (12) months of the Lease Term. If Tenant duly exercises such option within such 20 day period, Landlord shall, at Landlord's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option within such 20 day period, the Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of said 20 day period by giving written notice to Tenant of Landlord's election to do so within 10 days after the expiration of such 20 day period, notwithstanding any term or provision in the grant of option to the contrary.

     11.6  ABATEMENT OR RENT; TENANT'S REMEDIES.

          11.6.1 In the event of damage described in Section 11.2 or 11.3, and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article 11, the Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Except for abatement of Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

          11.6.2 If Lessor is obligated to repair or restore the Premises under the provisions of this Article and shall not commence such repair or restoration within 90 days after such obligations shall accrue, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

     11.7 TERMINATION--ADVANCE PAYMENTS. Upon termination of the Lease pursuant to this Article, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord.

     11.8 WAIVER OF STATUTORY PROVISIONS. Tenant and Landlord waive the provision of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

                                  ARTICLE 12

                                  NONWAIVER

     No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term.

                                  ARTICLE 13

                                 CONDEMNATION

     13.1 PERMANENT TAKING. If the whole or substantially all of the Premises shall be permanently taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (collectively, a "Taking"), this Lease shall automatically terminate as of the date of Taking with respect to the Premises. If a portion of the Premises shall be subject to a permanent Taking, such that it is economically impractical for Tenant to reasonably conduct its business within the remainder of such Premises, or the Premises or a portion thereof shall be subject to a temporary Taking such that it is economically impractical for Tenant to reasonably conduct its business within the remainder of such Premises, for a period greater than ninety (90) consecutive days, Tenant may elect to terminate this Lease with respect to the Premises by giving Landlord notice of the exercise of such election within thirty (30) days after Tenant shall receive notice of such Taking. If Tenant exercises such termination right, this Lease and the Lease Term shall cease and terminate as of the date of such Taking with respect to the Premises. If a partial Taking occurs with respect to the Premises, and Tenant does not elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord, at Landlord's sole cost, shall promptly proceed to restore the remaining portions of the Premises to an architectural whole in the same condition that the same were in prior to such Taking. Base Rent and any other charges payable by Tenant hereunder shall be reduced in proportion to the number of square feet of the Premises taken as related to the number of square feet of the Premises prior to the Taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to receive from the award a sum attributable to the value of any alteration or improvements made to the Premises by or for Tenant, its relocation expenses, damages to Tenant's personal property, and trade fixtures. All Rent shall be apportioned as of the date of such termination, or the date of such Taking, whichever shall first occur. Tenant hereby waives any and all rights it might otherwise have pursuant to
Section 1265.130 of the California Code of Civil Procedure.

     13.2 TEMPORARY TAKING. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of ninety (90) consecutive days or less, then this Lease shall not terminate and, at Landlord's election, either (a) the Base Rent and the Additional Rent shall not be abated for the period of such Taking and Tenant, with Landlord's participation if it so elects, shall be entitled to be the lead negotiator with the condemning authority with respect to the payment of any award for such temporary Taking, and Tenant shall be entitled to receive the entire award and shall be responsible for any damage caused by the condemning authority during such temporary Taking, or the Base Rent and the Additional Rent shall fully abate for the period of such Taking and Landlord, with Tenant's participation if it so elects, shall be entitled to be the lead negotiator with the condemning authority with respect to the payment of any award for such temporary Taking, and Landlord shall be entitled to receive the entire award and shall be responsible for any damage caused by the condemning authority during such temporary Taking.

                                  ARTICLE 14

                          ASSIGNMENT AND SUBLETTING

     14.1 TRANSFERS. Subject to the provisions of this Article 14, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or otherwise permit the occupancy or use of the Premises by any persons other than Tenant, its Affiliates and their employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). Any Transfer with respect to which Landlord's consent is required under this Article 14 and with respect to which such consent requirement is not exempted under this Article 14 is referred to herein as a "Consent Transfer." If Tenant desires Landlord's consent to any Consent Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (a) the proposed effective date of the Transfer, which shall not be less than (i) in the case of a sublease of less than 8,000 rentable square feet, ten (10) business days, (ii) in the case of a sublease of 8,000 square feet or more, fifteen (15) business days, and (iii) in the case of an assignment of this Lease or any other Transfer, twenty (20) business days after the date of delivery of the Transfer Notice, (b) a description of the portion of the Premises to be transferred (the "Subject Space"), (c) the proposed sublease or instrument of assignment containing all of the principal terms of the proposed Transfer and the consideration therefor in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation penning to the proposed Transfer, including all then existing material, executed operative documents to evidence such Transfer or the agreements incidental or related to such Transfer,
(d) current certified financial statements of the proposed Transferee (or whatever financial such entity submits to its bank upon request) and (e) to the extent reasonably available, any other reasonable information reasonably and customarily required by landlords of Comparable Buildings in connection with the review of similar Transfers. Subject to the terms of this Article 14, any Consent Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Whether or not Landlord consents to any Consent Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord, all of which costs shall not exceed, as to any specific request for Landlord approval, the sum of $1,000.

     14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold, delay or condition its consent to any proposed Consent Transfer. Subject to the provisions of this Section 14.2, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Consent Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is materially inconsistent with the quality of the Building; or

          14.2.2 The Transferee intends to use the Subject Space for purposes which are materially inconsistent with those permitted under this Lease; or

          14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested.

If Landlord consents to any Consent Transfer pursuant to the terms of this
Section 14.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its consent under this Article 14.

     14.3 TRANSFER PREMIUM. If Landlord consents to a Consent Transfer, Tenant may retain all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer.

     14.4 EFFECT OF TRANSFER. Subject to the terms of this Article 14, if Landlord consents to a Consent Transfer, (a) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (b) such consent shall not be deemed consent to any further Consent Transfer by either Tenant or a Transferee, and (c) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all assignment and assumption documentation pertaining to the Transfer. No Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from liability under this Lease, including, without limitation, in connection with the Subject Space. All of Tenant's rights under this Lease are assignable to its permitted subtenants or assignees.

     14.5 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this Article 14, an assignment of this Lease or subletting of all or a portion of the Premises to, or permitting the occupancy of the Premises by, an entity (an "Affiliate") which is controlled by, controls, or is under common control with, Tenant or Tenant's parent or any subsidiary of Tenant or Tenant's parent, or to a resulting entity from a merger or consolidation of Tenant with another entity, shall not be deemed a Transfer under this Article 14, and Landlord's consent shall not be required in connection therewith, provided that such Affiliate or resulting entity shall assume the obligations and liabilities of Tenant under this Lease. "Control," as used in this
Section 14.5, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, if Tenant is a partnership, a withdrawal or change of the managing partner, or partners owning more than a fifty percent (50%) interest in the partnership in one or more transfers, or if Tenant is a corporation, any transfer of fifty percent (50%) of its stock in one or more transfers, or the transfer by the controlling shareholder of so much of its stock that it is no longer the controlling shareholder, shall not constitute a voluntary assignment and shall not be subject to the provisions of this Section 14.5. As used in this Section 14.5, "Affiliate" shall also include any vendor, subcontractor or client which is subleasing from Tenant less than 6,000 square feet of rentable area of the Premises and on a consolidated basis no more than 18,000 square feet and with respect to which no demising wall is to be erected, and with the only identification of such subtenant appearing on the door or doors to the offices, if any, in that portion or portions of the Premises being occupied by such sublessee.


                                  ARTICLE 15

                      SURRENDER OF PREMISES; OWNERSHIP

                       AND REMOVAL OF TRADE FIXTURES

     15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger.

     15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, casualty events, damage resulting from the negligence or misconduct of the Landlord Parties, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of free-standing furniture, equipment, cabinet work, and other personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, subject to the terms of this Lease, Tenant shall repair at its own expense all damage to the Premises and Building resulting from any such removal. The disposition of any of Tenant's personal property remaining at the Premises following the expiration or earlier termination of this Lease shall be subject to the provisions of California Civil Code Sections 1980 ET SEQ.

                                  ARTICLE 16

                                 HOLDING OVER

     If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.
Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.

                                  ARTICLE 17

                            ESTOPPEL CERTIFICATES

     Within twenty (20) business days following a request in writing by either party, the non-requesting party shall execute and deliver an estoppel certificate, which shall be substantially in the form of EXHIBIT D, attached hereto, indicating therein any exceptions thereto that may exist at that time, and shall also contain any other customary factual information certified to the non-requesting party's knowledge, without a duty of investigation or inquiry. If the non-requesting party fails to deliver such statement within such twenty (20) business day period and such failure is not cured within ten (10) days following a second notice from the requesting party, such failure shall be conclusive upon the non-requesting party that (a) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (b) there are no uncured defaults in the requesting party's performance, and (d) not more than one (1) monthly installment of Rent has been paid in advance.


                                  ARTICLE 18

                                SUBORDINATION

     Subject to the terms of this Article 18, at Landlord's election, this Lease shall be subject and subordinate to all future ground or underlying leases of the Real Property and to the lien of any "Lender," which in this Lease shall mean any mortgagee under a mortgage or beneficiaries under any trust deeds hereafter in force against the Real Property and the Building, if any, and to all renewals. extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the Lenders or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord's delivery to Tenant of a commercially reasonable form of non-disturbance agreement(s) in favor of Tenant from any ground lessors or Lender, or ground lessors or Lenders who come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms of this
Article 18. Such commercially reasonable non-disturbance agreements shall include the obligation of any such successor ground lessor, or Lender to recognize Tenant's rights specifically set forth in this Lease to offset certain amounts against Rent due hereunder, or to otherwise receive certain credits against Rent as set forth herein. Subject to the non-disturbance agreements described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure (or deed lieu thereof) of any such mortgage, or if any ground or underlying lease is terminated, to attorn, to the lien holder or purchaser or any successors thereto upon any such foreclosure sale (or deed in lieu thereof), or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within fifteen (15) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, subject to the terms of this Article 18.

                                  ARTICLE 19

                              DEFAULTS; REMEDIES

     19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default ("Event of Default'') under this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease as and when due, where such failure continues for a period of ten (10) business days after delivery of written notice to Tenant that such sum is past due; or

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it commences such cure within such period and thereafter proceeds to rectify and cure said default with reasonable diligence; or

          19.1.3 The failure by Tenant to observe or perform according to the provisions of Article 17 of this Lease where such failure continues for more than fifteen (15) business days after notice from Landlord; or

          19.1.4 The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days; or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant.

          19.1.5 All notices to be given pursuant to Sections 19.1.2, 19.1.3 and 19.1.4 above shall be in lieu of and not in addition to the notice requirements of the California Code of Civil Procedure Section 1161 ET SEQ. Notices to be given pursuant to Sections 19.1.1 above shall be in addition to and not in lieu of the notice requirements of the California Code of Civil Procedure Section 1161 ET SEQ.

     19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, subject to due process of law and without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof; and Landlord may recover from Tenant the following:

          (a) The worth at the time of award of any unpaid rent at the time of such termination; plus

          (b) The worth at the time of award of the amount by which the unpaid rent which would have been due after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (d) Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, specifically including but not limited to, brokerage commissions and advertising incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant.

     As used in Paragraphs 19.2.1(a) and (b), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     19.3 SUBLESSEES OF TENANT. In the event Landlord elects to terminate this Lease on account of any Event of Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 LANDLORD DEFAULT. Notwithstanding anything to the contrary set forth in this Lease Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (a) Landlord is obligated to make a payment of money to Tenant, and Landlord fails to pay such unpaid amounts within ten (10) days of written notice from Tenant that the same was not paid when due, or (b) such failure is other than the obligation to pay money, and Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease which requires payment by Landlord and such payment is not paid by Landlord within the time period allowed, Tenant may offset from Base Rent and Additional Rent under this Lease such amount required to be paid by Landlord. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any Lender or ground lessor of Landlord whose name and address have previously been furnished to Tenant in writing and shall offer such Lender or ground lessor the same opportunity to cure the default as Landlord has pursuant to this Section.

                                   ARTICLE 20

                         COVENANT OF QUIET ENJOYMENT

     Subject to Landlord's rights following an Event of Default, Landlord covenants that during the Lease Term Tenant shall peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied, except as otherwise expressly provided in this Lease.

                                   ARTICLE 21

                                  FORCE MAJEURE

     Subject to the notification requirement set forth in the last clause of this Article 21, any prevention, delay or stoppage (collectively. "Force Majeure Delays'') due to strikes, lockouts, labor disputes, acts of God (including inclement weather), inability to obtain essential services, labor, or primary materials or reasonable substitutes therefor, after reasonable efforts to do so, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other monetary charges to be paid pursuant to this Lease, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure Delays; provided, however, that no Force Majeure Delays may be claimed by either party under this Lease until written notice describing such delay is delivered by the claiming party to the other party.

                                    ARTICLE 22

                                 ATTORNEYS' FEES

     If either party commences an action against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties agree that the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

                                   ARTICLE 23

                                     SIGNS

     23.1  MONUMENT SIGNAGE.

           23.1.1 DESIGN AND APPROVAL. Subject to the provisions of this
Section 23.1, and subject to approval as to design and location by the City of Thousand Oaks, Landlord's approval, not to be unreasonably withheld or delayed, and any applicable governmental requirements, Tenant shall have the exclusive right to have a "Tenant Name" as that term is defined below, placed upon any new or existing monument sign (the "Monument Sign") located in front of the Building.

           23.1.2 TENANT NAME. Tenant shall have the right at Tenant's expense, to designate from time to time during the Lease Term, including any Option Term, as the "Tenant Name", either (a) the name of Tenant, or (b) the name of a Transferee of Tenant, provided that such Tenant Name shall not be an "Objectionable Name." The term "Objectionable Name" shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Real Property, or which would otherwise reasonably offend a landlord of a Comparable Building.

           23.1.3 REPAIR AND MAINTENANCE; GOVERNMENT APPROVAL. Tenant shall be responsible for the cost of the design, permitting, construction and installation of any Monument Sign and Tenant Name (the "Sign Cost"), and shall also be responsible for the repair and maintenance during the Lease Term of any Monument Sign. Tenant shall also be responsible for the cost and expense of the removal of its name from and restoration of the Building, if affected by any Monument Sign (or from the sign itself, but without restoration obligations) as of the expiration or earlier termination of the Lease. Tenant acknowledges and agrees that any Monument Sign shall be subject to all necessary approvals and permits from governmental agencies.

     23.2 BUILDING SIGNAGE. Tenant shall have the exclusive right, during the Lease Term, at Tenant's sole cost and expense, to install signage on the exterior of the Building containing the Tenant Name (the "Building Signage"), provided that such Building Signage shall be subject to all of the terms of any applicable governmental requirements. Except as provided in this Lease, Tenant shall be responsible, at Tenant's sole cost and expense, to repair and maintain the Building Signage in good condition during the Lease Term. In addition Tenant shall be responsible for the cost and expense of the removal of the Building Signage as of the termination or earlier expiration of the Lease Term, and for the cost of repair of any damage to the Building resulting from such removal. Further, Tenant's rights in this Section 23.2 may be assigned by Tenant to a Transferee, subject to the conditions of
Section 23.1.2 above.

     23.3 BUILDING NAME. Tenant shall have the exclusive naming rights for the Premises, subject to Landlord's prior approval, which shall not be unreasonably withheld or delayed. Further, Tenant's rights in this Section
23.4 may be assigned by Tenant to a Transferee, subject to the conditions of
Section 23.1.2 above.

                                ARTICLE 24

                           COMPLIANCE WITH LAW

     Neither Landlord nor Tenant shall do anything in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Laws"). Landlord represents and warrants that the Building and the Premises comply with all applicable Laws.

                                ARTICLE 25

                               LATE CHARGES

     Each party hereby acknowledges that late payment by the other of Rent or other sums due hereunder will cause such party to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage, deed of trust, or ground or underlying lease covering the Premises. Accordingly, if any installment of Rent or any other sum due from either party shall not be received by the other within ten (10) business days after notice that said amount is overdue, then the defaulting party shall pay to the other a late charge equal to five percent (5.0%) of the amount due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that will be incurred by reason of such late payment. Acceptance of such late charge shall in no event constitute a waiver of any default with respect to such overdue amount, nor prevent the non-defaulting party from exercising any of the other rights and remedies granted hereunder. Any late charge owed by Tenant shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law other than for damages for the late payment of Rent. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) business days after notice the same are overdue shall thereafter bear interest until paid at a rate (the "Interest Rate") per annum equal to the Wells Fargo Bank (or other "money center" national bank reasonably selected by Landlord) "reference rate" or "base rate" publicly announced from time to time, plus one percent (1%), provided that in no case shall such rate be higher than the highest rate permitted by applicable law.

                                ARTICLE 26

             LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

     26.1 LANDLORD'S CURE. Except as otherwise specifically set forth in this Lease, all covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after thirty (30) days prior notice to Tenant (or in the case of an emergency, after such notice as is reasonable under the circumstances), make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1, together with interest thereon at the Interest Rate. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                ARTICLE 27

                            ENTRY BY LANDLORD

     Subject to the provisions of this Lease, and provided Landlord uses commercially reasonable efforts to minimize any interference with Tenant's business, Landlord reserves the right at all reasonable times and upon at least forty-eight (48) hours prior notice to the Tenant (or in the case of an emergency upon such notice as is reasonable under the circumstances) to enter the Premises to (a) inspect them; (b) show the Premises to prospective purchasers, mortgagees or tenants, ground or underling lessors or insurers (provided that such right shall not extend to prospective tenants until twelve
(12) months prior to the Lease Expiration Date); (c) post notices of nonresponsibility; or (d) alter, improve or repair the Premises or the Building if necessary to comply with Laws, or for alterations, repairs or improvements to the Landlord Repair Items. Notwithstanding anything to the contrary contained in this Article 27, and subject to the notice requirements set forth in
Section 19.1.2, above, and Landlord's compliance with the terms of Section 26.1, Landlord may enter the Premises at any time to perform any covenants of Tenant which Tenant fails to perform. Except as otherwise expressly provided in this Lease, any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims (not including claims for physical property damages or personal injury damages) for any injuries or inconvenience to or interference with Tenant's business or lost profits, occasioned thereby. In an emergency, Landlord shall have the right to use any means that Landlord may reasonably deem proper to open the doors in and to the Premises. Subject to the provisions of this Lease, any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Notwithstanding the foregoing, as reasonably necessary in connection with Tenant's business use of the Premises, Tenant may designate certain secure areas, and on prior written notice to Landlord of these areas, Tenant may deny Landlord access to such areas except in an emergency or when Landlord is accompanied by Tenant. Subject to the provisions of this Lease, no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                ARTICLE 28

                         TENANT PARKING AND HELISTOP

     28.1 PARKING. As part of the Tenant Improvements, Tenant shall construct parking areas pursuant to the requirements of the City of Thousand Oaks and shall use its best commercially reasonable efforts to obtain permission from the City of Thousand Oaks to maximize (but without being required by this Lease to provide more than four (4) parking spaces per 1,000 rentable square feet of area in the Premises) the amount of parking on the Real Property. During the Lease Term, Tenant shall have the exclusive right to use, without charge, such parking areas.

     28.2 HELISTOP. Tenant shall have the right to install a helistop on the Real Property, if so permitted by the appropriate governing agencies.

                                ARTICLE 29

                          MISCELLANEOUS PROVISIONS

     29.1 TERMS. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     29.2 BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     29.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     29.4 MODIFICATION OF LEASE. Should any prospective mortgagee or ground lessor for the Building or Real Property require a modification or modifications of this Lease, which modification or modifications will not directly or indirectly cause an increased cost or expense to Tenant under this Lease or in connection with Tenant's business operations, or have any negative economic impact, or any other material negative impact, on the Premises or Tenant's occupancy of the Premises or in any other way adversely change the rights and obligations of Tenant hereunder including, without limitation, all rights and obligations of Tenant with respect to renewal, assignment and subletting, insurance proceeds and Tenant's rights to terminate this Lease, or receive abatement of Rent, then and in such event, Tenant agrees that this Lease may be so modified at Landlord's sole cost and expense (including Tenant's reasonable attorneys' fees for review of the same), and agrees to execute whatever reasonable documents are required therefor and deliver the same to Landlord within thirty (30) days following the request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within fifteen (15) business days following Tenant's receipt of written request therefor.

     29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease. Tenant agrees that in the event of a transfer of fee title and provided that such transferee is a bona fide purchaser and agrees in writing to assume all of Landlord's obligations thereafter accruing, Landlord shall automatically be released from all liability under this Lease thereafter accruing and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising or accruing after the date of transfer upon agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that unless and until such mortgage lender succeeds to Landlord's interest and obligations hereunder, Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.6 RECORDATION OF MEMORANDUM. A memorandum of this Lease may be recorded by Tenant provided Landlord may first require Tenant's agreement to deliver to Landlord an executed, recordable, memorandum of termination of the same, which Landlord agrees not to record until the expiration or earlier termination of this Lease.

     29.7 LANDLORD'S TITLE. Subject to and except for the rights of Tenant expressly set forth in this Lease, Landlord's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     29.8 CAPTIONS. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.9 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant.

     29.10 TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

     29.11 PARTIAL INVALIDITY. Any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.12 NO WARRANTY. Except as otherwise expressly set forth in this Lease, in executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.13 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease; provided, however, the parties agree that the terms of the Existing Lease shall govern up until the Vacation Date. This Lease (including all exhibits attached hereto), contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

     29.14 RIGHTS OF OFFSET. Wherever in this Lease Tenant is granted a right to offset against Rent, such as with respect to a judgment under Section 7.3 of this Lease such offset right shall only be permitted to the extent that the failure creating the offset right was a failure of performance by Landlord pursuant to its obligations under this Lease.

     29.15 NOTICES. All notices, demands, consents, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, and shall be delivered personally or by nationally recognized overnight courier service (i) to Tenant at the appropriate addresses set forth in Section 5 of the Summary, or to such other place in the continental United States as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place in the continental United States as

Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date delivery is made.

     29.16 AUTHORITY. If either party is a corporation or partnership, each individual executing this Lease on behalf of such party hereby represents and warrants that such party is a duly formed and existing entity and that such party has full right and authority to execute and deliver this Lease and that each person signing on behalf of such party is authorized to do so.

     29.17 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

     29.18 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.19 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 9 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. Landlord agrees to pay the Brokers a real estate commission pursuant to a separate agreement ("Commission Agreement") between such parties.

     29.20 INDEPENDENT COVENANTS. If Landlord fails to perform its obligations set forth herein, Tenant shall not, except as expressly provided in this Lease to the contrary, be entitled (i) to make any repairs or perform any acts hereunder at Landlord's expense or (ii) to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as, to the extent required in this Lease, notice is first given to Landlord and an opportunity is granted to Landlord to correct such violations as provided in
Section 19.4 above.

     29.21 LANDLORD SIGNAGE. Landlord shall have the right at any time to install, affix and maintain a sign on the Building not to exceed 6" x 12" identifying Landlord's interest in the Building, with graphics which are consistent with Tenant's identification signage on the Building.

     29.22 HAZARDOUS MATERIAL.

           29.22.1 DEFINITION. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under
Section 25316 of the California Health and Safety Code, Division 20, Chapter
6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos or asbestos containing materials, (vi) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1317), (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6902 et seq. (42 U.S.C. Section 6903), or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. (42 U.S.C. Section 9601) (collectively, "Hazardous Material Laws").

           29.22.2 LANDLORD'S REPRESENTATION. Landlord hereby represents to Tenant that (i) to the best knowledge of Binder Realty Company and Landlord, there are no Hazardous Materials located in, on or under the Real Property, (ii) there has been no violation thereon of any law governing Hazardous Materials,
(iii) Landlord has not received any notice or other communication concerning any alleged violation of a Hazardous Materials Law, and (iv) to the best knowledge of Binder Realty Company and Landlord, there exists no writ, injunction, decree, order, judgment, lawsuit, claim, citation, or investigation, either threatened or pending, relating to the presence of Hazardous Materials on the Real Property. Landlord has delivered to Tenant a Negative Declaration with respect to the Real Property. Subject to Tenant's indemnification obligations set forth in Section 29.22.5 below, and except as otherwise provided in Section 29.22.2 above, Landlord shall cause the Premises, the Building and the Real Property to be in full compliance with any Hazardous Material Laws affecting the Premises, the Building or the Real Property.

           29.22.3 TENANT'S COVENANT. Tenant shall not generate, possess, store, use, transport or dispose of any Hazardous Material on, under or about the Premises nor permit anyone to do so during the Lease Term. Notwithstanding the foregoing, Tenant may, in compliance with all applicable laws, rules and regulations, use or sell any ordinary and customary materials reasonably required to be used or sold by Tenant in the normal course of Tenant's business ("Permitted Substance"). If Tenant knows, or has received information sufficient to provide reasonable cause to believe, that a Hazardous Material, or a condition involving or resulting from same, has come to be located on or under or about the Premises, other than a Permitted Substance, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to any Hazardous Material (other than a Permitted Substance) or contamination from, on or about the Premises.

           29.22.4 TENANT INDEMNITY. Tenant shall defend, indemnify and hold Landlord and its members, partners, officers, directors, shareholders, employees, attorneys and agents

(collectively, "Landlord's Parties") harmless from and against any and all losses, liabilities, actual damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs, reasonable attorneys' fees, damages to any person, the Real Property or any other property or loss of rents) which at any time or from time to time may be reasonably paid, incurred or suffered by or asserted against Landlord as a result of: (a) breach by Tenant of any or the covenants set forth in Section
5.2 above and this Section 29.22, and/or (b) the presence on, under or the escape, seepage, leakage, spillage, discharge, emission, release from, onto or into the Real Property of any Hazardous Material, other than a Permitted Substance or any Hazardous Materials that were present on the Real Property prior to the Lease Commencement Date, and other than any contamination that may have been caused by Landlord or Landlord's Parties or by underground migration [including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under and Hazardous Material Law].

     29.23 RIGHT OF FIRST OFFER TO PURCHASE. If Landlord receives an unsolicited offer from a third party to purchase the Building (the "Transfer Property") and, if Landlord desires to accept such unsolicited offer, Landlord shall give notice to Tenant of its intention and will state the sales price and the financial terms ("Sales Notice") on which Landlord is willing to sell the Transfer Property. Tenant shall have fifteen (15) days after receipt of such Sales Notice to advise Landlord in writing of its intention to acquire the Transfer Property to be sold by Landlord under the terms of such offer. If Tenant declines to exercise its right of first offer to purchase, or if Tenant counter-offers at less than the financial terms set forth in the Sales Notice, Landlord shall be free to sell the Transfer Property under such terms or under terms resulting in greater proceeds to Landlord than the proceeds offered by Tenant if Tenant makes a counter-proposal. If Landlord desires to sell the Transfer Property for proceeds which will be less than Tenant's counter-offer, if any, Landlord shall provide notice of such intention to Tenant and shall state the sales price and financial terms on which Landlord is willing to sell the Transfer Property. Tenant shall have five (5) business days thereafter to advise Landlord of Tenant's intention for purchasing the Transfer Property upon such terms. If Tenant declines to exercise such option, Landlord shall thereafter be entitled to sell the Transfer Property under such terms. This right of first offer shall terminate upon the closure of the sale of the Transfer Property to any third party.

     29.24 REASONABLE CONSENT. Unless the Lease provides for a contrary standard, whenever in this Lease the consent or approval of the Landlord or Tenant is required, such consent or approval shall not be unreasonably withheld or delayed. Furthermore, unless a contrary standard or right is set forth in the Lease, whenever the Landlord or Tenant is granted a right to take action, exercise discretion, or make an allocation, judgment or other determination, Landlord or Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant and a sophisticated Landlord concerning the benefits to be enjoyed under this Lease.

     29.25 COUNTERPARTS. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together shall constitute one agreement.

     29.26 CONFIDENTIALITY. Landlord and Tenant hereby agree that any and all information to be conveyed to the media and/or the business community, whether in the form of informal or formal discussions, press releases, direct mail or broadly distributed announcements regarding discussions, negotiations, Lease execution, occupancy by Tenant or subsequent discussions or agreements, shall be approved in advance by both parties. The terms of this Lease are hereby agreed to be confidential and, without the written consent of both parties, neither Landlord nor Tenant will disclose any of its terms to any third party; provided, however, that Landlord may disclose the terms of this Lease to third parties to the extent necessary with respect to purposes of appraisal, audit review, regulatory review, financing, or sale.

     29.27 TELECOMMUNICATIONS EQUIPMENT.

           29.27.1 INSTALLATION. At any time during the Lease Term, Tenant shall have the exclusive right to install at Tenant's sole cost and expense, antenna, satellite, microwave dish or any other type of telecommunications or communications device ("Communications Equipment") upon the roof of the Building at a location designated by Tenant, which location as well as Tenant's plans and specifications relating to the installation of Tenant's Communications Equipment shall be subject to Landlord's reasonable approval; provided, however, Tenant shall pay all cost of such Communications Equipment, including, without limitation, the utilities and maintenance necessary to Tenant's operation of the Communications Equipment and liability insurance for such Communications Equipment, and Landlord may require Tenant to install screening around such Communications Equipment, at Tenant's sole cost and expense, as reasonably designated by the Landlord. The Communications Equipment shall comply with all governmental laws and ordinances.

           29.27.2 MAINTENANCE AND REPAIR. Tenant shall maintain, repair or replace Communications Equipment, at Tenant's sole cost and expense. During the Lease Term, Tenant shall have the obligation to repair all damage to the Building rooftop caused by the installation, repair, maintenance and use of the Communications Equipment. Further, Tenant shall have the obligation to repair any damage to the Building rooftop caused by Tenant's Communications Equipment, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted.

           29.27.3 TERMINATION. Notwithstanding any other provision in this Lease to the contrary, the Communications Equipment shall remain the property of Tenant, and Tenant shall remove such equipment upon the termination of this Lease. Upon Tenant's removal of its Communications Equipment from the Building rooftop, Tenant shall have the obligation to repair all damage to the Building rooftop caused by such removal of the Communications Equipment, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord under this Lease excepted.

     29.28 LANDLORD'S AUTHORITY. Landlord represents and warrants to Tenant that Landlord has due authority to enter into this Lease and to perform its obligations hereunder, and the party executing this Lease on behalf of Tenant is duly authorized by Tenant so to do.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                 "Landlord:"

                                 WESTLAKE BUSINESS PARK, LTD.,
                                 a California limited partnership


                                 By: /s/ RONALD BINDER
                                    -----------------------------
                                 Its:  General Partner
                                    -----------------------------


                                 By:
                                    -----------------------------
                                 Its:
                                    -----------------------------


                                 "Tenant"

                                 WELLPOINT HEALTH NETWORKS INC.,
                                 a Delaware corporation


                                 By: /s/ JOHN F. SIEMON
                                    -----------------------------
                                    John F. Siemon
                                    Vice President
                                    Facilities Services and Property Management

                                 By: /s/ DAVID C. COLBY
                                    -----------------------------
                                 Its: Executive Vice President/
                                      Chief Financial Officer
                                    -----------------------------

                                      EXHIBIT A

                               LEGAL DESCRIPTION OF LAND



           Parcel C in the City of Thousand Oaks, County of Ventura, State of California, as shown on Parcel Map LD 563 filed in Book 45, Pages 82 and 83 of Parcel Maps, in the office of the County Recorder of said County.

           EXCEPT from all of said land all the oil, gas and other hydrocarbon substances lying within and under said land, below a depth of 500 feet, measured vertically, from the surface of said land, without, however, any right to enter upon the surface of said land nor into that portion of the subsurface thereof lying above a depth of 500 feet, measured vertically from said surface.










                                       EXHIBIT A

                                     EXHIBIT B

                                 TENANT WORK LETTER

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 4 of this Tenant Work Letter.

                                     SECTION 1

                                 TENANT IMPROVEMENTS

     1. CONSTRUCTION OF BUILDING. Tenant shall construct the Building, which shall be a two-story office building containing approximately 88,000 rentable square feet of floor space, the parking areas and other common areas, and other improvements (the "Tenant Improvements") as may be approved pursuant to the "Approved Plans", as defined below.

           1.1 APPROVED PLANS. Tenant shall prepare full and detailed architectural and engineering plans and specifications covering the Tenant Improvements (including, without limitation, architectural, structural, mechanical and electrical working drawings, outline specifications, and finishes and materials for the Tenant Improvements) (the "Plans). The Plans shall be subject to Landlord's approval and the approval of all governmental authorities requiring approval of the Tenant Improvements and the Plans. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within ten (10) business days after the delivery of the Plans to Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord disapproves the Plans, Tenant shall have ten (10) business days to resubmit the Plans to Landlord. If Landlord and Tenant fail to agree on the Plans as provided herein, the matter shall be mediated or arbitrated pursuant to
Section 29.27 of the Lease. As used in this Tenant Work Letter, the Plans as and when approved in writing by Landlord shall be referred to as the "Approved Plans".

           1.2 CONFORMITY. The Tenant Improvements will be constructed in conformity with all applicable rules, regulations and zoning ordinances. No Hazardous Materials will be utilized in violation of applicable laws and no asbestos containing materials will be utilized in construction of the Tenant Improvements.

           1.3 PERMITS. Tenant shall submit the Approved Plans to the appropriate municipal authorities for all applicable building permits necessary to allow the Contractor, as that term is defined in Section 1.5, below, to commence and fully complete the construction of the


                               EXHIBIT B
                                Page 1

Tenant Improvements. Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit.

           1.4 CHANGE ORDERS. In the event Tenant desires to change the Approved Plans, Tenant shall deliver notice (the "Drawing Change Notice") of the same to Landlord, setting forth in detail the changes (the "Tenant Change") Tenant desires to make to the Approved Plans. Landlord shall, within five (5) business days of receipt of the Drawing Change Notice, either (i) approve the Tenant Change, which approval shall not be unreasonably withheld, or
(ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in detail the reasons for Landlord's disapproval, which reasons shall be limited to material design problems. In the event of an approval, Landlord shall provide Tenant with a good faith, non-binding estimate of the costs necessitated by the Tenant Change. Thereafter, Tenant shall, within five (5) business days of receipt of Landlord's approval, deliver notice to Landlord stating whether or not Tenant elects to cause Landlord to make such Tenant Change.

           1.5 CONTRACTOR. Tenant shall retain, in its sole discretion, a "Contractor" for the construction of the Tenant Improvements. The Contractor shall construct the Tenant Improvements in accordance with the Approved Plans under the supervision of Tenant, and shall cause their "Substantial Completion," as defined in Section 3 below, as soon as reasonably possible.

           1.6 LANDLORD SUPERVISION. Landlord shall have the right to have its consultant monitor the construction of the Tenant Improvements, including the right to (i) receive copies of all third party inspection reports,
(ii) receive construction drawings and other plans on an interim basis prior to being finalized and (iii) be a third party beneficiary as to all completion guarantees from contractors or other third parties. Landlord shall receive no profit, overhead, general conditions or supervisory fee in connection with these rights or for any supervision of the construction of the Tenant Improvements.

                               SECTION 2

                       TENANT IMPROVEMENT ALLOWANCE

     2.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time Tenant Improvement Allowance (the "Tenant Improvement Allowance") in the amount of Nine Million Dollars ($9,000,000.00), less "Landlord's Deductibles," which shall mean subtracting the sum of Landlord's hard and soft, direct and indirect costs relating to the initial construction of the Tenant Improvements incurred up to the Rent Commencement Date with respect to the entitlement, design (including architectural fees), financing (including points and mortgage brokerage fees) and leasing (including brokerage fees) of the Real Property, including reasonable attorney fees and other professional fees which such fees have been reviewed, audited and approved by Tenant. Two components of Landlord's Deductibles are hereby stipulated by the parties to be, and shall not exceed, brokerage fees of Six Hundred Eighty-Eight Thousand Dollars ($688,000.00), and direct development costs, up to and including the Lease Commencement Date, of Three Hundred Forty-Six Thousand Four Hundred Forty-Eight and 54/100 Dollars ($346,448.54). The Tenant

                             EXHIBIT B
                              Page 2

Improvement Allowance shall be funded by Landlord's lender into the escrow account described in Section 2.2 below. Costs of Tenant Improvements above the Tenant Improvement Allowance shall be borne entirely by Tenant. If and to the extent Landlord fails to timely deliver to the escrow account the payments required by this provision, Tenant shall have the right to deduct from Base Rent and Additional Rent next occurring, Tenant's cost of money plus two percent (2%) per annum, until the date of delivery of such payments. If Tenant reasonably determines that Landlord shall be unable to deliver to the escrow account the Tenant Improvement Allowance by the date so required in Section 2.2 below, then, following thirty (30) days' written notice to Landlord, Tenant shall have the right to deduct from Base Rent and Additional Rent next accruing the amount of the Tenant Improvement Allowance, including interest thereon at Tenant's then current cost of money plus two percent (2%) per annum, until the unfunded sums have been fully credited to Base Rent and Additional Rent, unless within such thirty (30) day period Landlord funds the Tenant Improvement Allowance into the escrow account.

     2.2 DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE. Landlord shall pay the Tenant Improvement Allowance into an escrow account approved by Landlord and Tenant, with instructions to the escrow holder to disburse the net proceeds (after deducting Landlord's Deductibles) to Tenant upon the earlier of (i) ten
(10) business days after the loan proceeds have been placed in the escrow account or (ii) the Rent Commencement Date. If any sub-contractor files a lien with respect to the Tenant Improvements, the matter shall be handled by Tenant.

                                 SECTION 3

                 SUBSTANTIAL COMPLETION OF THE PREMISES

     The term "Substantially Complete" or "Substantial Completion" as used in the Lease and this Tenant Work Letter shall mean: (i) the Tenant Improvements are substantially complete, subject only to Tenant's completion of the punch-list items, and in compliance with all applicable laws, statutes, codes, rules and regulations and all of the Building's systems as set forth in the Approved Plans, including, but not limited to heating, ventilating, air-conditioning, and plumbing, life safety, mechanical and/or electrical systems are operational to the extent necessary to service the Building; and (ii) Tenant has obtained a final certificate of occupancy, or its equivalent, for the Building.

                                SECTION 4

                              MISCELLANEOUS

     4.1 TENANT'S REPRESENTATIVE. Tenant has designated John Siemon or his designated representative ("Tenant's Representative") as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

                               EXHIBIT B
                                Page 3

     4.2 LANDLORD'S REPRESENTATIVE. Landlord has designated Ronald Binder or Michael Binder as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

                               EXHIBIT B
                                Page 4

                                EXHIBIT C

                      FORM OF NOTICE OF LEASE TERMS

To:

Re: Office Lease dated November 26, 1997, between Westlake Business Park, Ltd., a California Limited Partnership ("Landlord"), and WellPoint Health Networks Inc., a Delaware corporation ("Tenant"), concerning the Building located at ______ La Tienda Drive, Thousand Oaks, California.

Gentlemen:

     In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

     1. The Lease Commencement Date is _______________ and the Lease Expiration Date is ________________.

     2.  Rent commenced to accrue on ___________________.

     3.  The rentable square footage of the Building is ________________.

     4.  The Base Rent for the Premises shall be follows:


         Months of Lease Term                   Annual Rent
         --------------------                   -----------
    (a)  Months 1 through 30:                  $1,214,400.00;
    (b)  Months 31 through 60:                 $1,276,096.00;
    (c)  Months 61 through 90:                 $1,340,927.00;
    (d)  Months 91 through 120:                $1,409,052.00;
    (e)  Months 121 through 150:               $1,480,637.00;
    (f)  Months 151 through 180:               $1,555,859.00;
    (g)  Months 181 through 210:               $1,634,903.00;
    (h)  Months 211 through 240:               $1,717,963.00; and
    (i)  Months 241 through Expiration Date:   $1,805,242.00.

                               "Tenant"

                               WELLPOINT HEALTH NETWORKS INC.,
                               a Delaware corporation

                               By:
                                  --------------------------------
                               Its:
                                  --------------------------------



                                  EXHIBIT C
                                   Page 1

                                 EXHIBIT D
                         FORM OF ESTOPPEL CERTIFICATE

To:
------------------------------

------------------------------

------------------------------

Re:  Tenant:
           -------------------

     Landlord:
              ----------------

     Date of Lease:
                  ------------

     Amended:
             -----------------

     Premises:
             -----------------

     The undersigned hereby certifies the following information with respect to the Lease:

     1. The undersigned is the "Tenant"/"Landlord" under the above-referenced lease ("Lease") covering the above-referenced premises ("Premises").

     2. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Lease has not been modified, changed, altered, or amended in any respect except as set forth above.

     3. The term of the Lease commenced on ____________ and including any presently exercised option or renewal term, will expire on ______________. Tenant is the actual and sole occupant in possession and has not sublet, assigned or hypothecated its leasehold interest.

     4. As of this date, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both would result in a breach or default on the part of either Tenant or Landlord. To the best of the undersigned's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

     5. Tenant is currently obligated to pay annual rent in monthly installments of $_____ and monthly installments of annual rental have been paid through _____________.

                                  EXHIBIT D
                                    Page 1

     6. Tenant has no right to renew or extend the terms of the Lease, nor any option or preferential right to lease or occupy additional space within the property of which the Premises are a part, except as follows:
________________________________.

     7. The person executing this Certificate is a duly authorized agent of Tenant/Landlord.

This Certificate may be relied upon you or any party who acquires an interest in the Premises.

     Dated this ______ day of __________________.


                                            ---------------------------------


                                             By:
                                                -----------------------------

                                             Name:
                                                  ---------------------------

                                             Title:
                                                   --------------------------


                                     EXHIBIT D
                                       Page 2

                                      EXHIBIT E
                                      BASE RENT

           Months of Lease Term                      Annual Rent
           --------------------                      -----------
      (a)  Months 1 through 30:                     $1,214,400.00;
      (b)  Months 31 through 60:                    $1,276,096.00;
      (c)  Months 61 through 90:                    $1,340,927.00;
      (d)  Months 91 through 120:                   $1,409,052.00;
      (e)  Months 121 through 150:                  $1,480,637.00;
      (f)  Months 151 through 180:                  $1,555,859.00;
      (g)  Months 181 through 210:                  $1,634,903.00;
      (h)  Months 211 through 240:                  $1,717,963.00; and
      (i)  Months 241 through Expiration Date:      $1,805,242.00.


                                       EXHIBIT B
                                        Page 1